EXHIBIT 14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our report dated June 9, 2000 with respect to Dreyfus Premier State Municipal Bond Fund, New Jersey Series, which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus New Jersey Municipal Bond Fund, Inc.



                                                       /s/ ERNST & YOUNG LLP


New York, New York
February 1, 2001